Exhibit 99.2

LINEAGE ANNOUNCES ACQUISITION OF NEUROAIRMID THERAPEUTICS AND CLINICAL STAGE PROGRAM FOR THE TREATMENT OF HUNTINGTON’S DISEASE

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Human Neural Stem Cell Transplants Offer a Novel Approach to Treating Huntington’s Disease
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Acquisition Includes Rights Relating to a Stem Cell-Derived Clinical Trial for Huntington’s Disease (REGEN4HD), a Phase 1b/2a Clinical Trial Currently Enrolling Patients
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NeuroAirmid Shareholders Received $4.7 Million in Cash and Equity at Closing and are Eligible to Receive up to $5 Million on the First Anniversary of Closing and up to $48 Million in Success-based Milestones
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UCI Received a $12 Million Clinical Grant from the California Institute for Regenerative Medicine (CIRM) to support the REGEN4HD study

CARLSBAD, CA – November 12, 2026 – Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing allogeneic, “off the shelf”, cell therapies for serious medical conditions, today announced that the Company has acquired NeuroAirmid Therapeutics, Inc. (“NeuroAirmid”) along with certain worldwide rights related to a pluripotent stem cell derived, clinical-stage neural cell therapy program, hNSC-01, which Lineage calls HUNT1, for the treatment of Huntington’s Disease (HD), and to the use of clinical data from the ongoing REGEN4HD study. The HUNT1 program represents the culmination of decades of research, led by Leslie M. Thompson, PhD, Donald Bren Professor of Psychiatry & Human Behavior, School of Medicine, Neurobiology and Behavior, School of Biological Sciences, and Co-Director, Sue & Bill Gross Stem Cell Research Center at the University of California, Irvine (UCI). HUNT1 is a pluripotent stem cell-derived neural stem cell therapy for the treatment of Huntington’s Disease, currently being evaluated at UCI in the REGEN4HD clinical study. HUNT1 has progressed into clinical development with the support of $16 million of translational funding from the California Institute for Regenerative Medicine (CIRM). UCI also recently received a CIRM clinical award of up to $12 million that is supporting the ongoing REGEN4HD clinical study. To date, 6 patients have been dosed with HUNT1 in the ongoing REGEN4HD clinical study.

“We are excited to announce the acquisition of NeuroAirmid and the addition of HUNT1 for the treatment of Huntington’s Disease (HD), which adds a third clinical stage asset to our development pipeline and which aligns with our advanced capabilities in cell manufacturing, process development, and scale up,” stated Brian M. Culley, Lineage CEO. “Recent efforts in Huntington’s disease have focused on reducing mutant Huntingtin protein (mHTT) or somatic expansion, but to date there are no approved therapies that change the course of disease. HUNT1 represents an entirely new approach to treating HD. This approach focuses on providing protective factors to the brain to establish and stabilize the neural networks that underlie the essential clinical symptoms of HD. We are taking a fundamentally new approach toward potentially alleviating the terrible symptoms and progression of HD by delivering cells and providing permissive growth factors to the milieu.”

“Another consideration supporting this acquisition was that HUNT1 was created on the same cell line that Lineage has utilized with its AlloSCOPE™ “5D” technology and for its COR1 program, meaning we have experience and confidence with this cell line. And while the REGEN4HD study enrolls, we intend to deploy our resources to migrate the HUNT1 process onto our AlloSCOPE manufacturing platform and to support its evolution into a commercially viable and scalable production system more suitable to supporting late-stage registrational trials. The REGEN4HD study of up to 21 patients is collecting not only safety data, but also exploratory biomarker and functional assessments, making it capable of generating meaningful treatment signals. Additionally, the majority of the clinical costs for the ongoing REGEN4HD clinical study are being provided by CIRM, allowing us to complete this acquisition without deviating meaningfully from our historic and disciplined levels of investment. I am also pleased to note that as we advance this program, in addition to guidance from Dr. Thompson and her team, we also will benefit from the extensive internal expertise we secured via our recently appointed Head of Clinical, Dr. Priyantha Herath, a U.S. Board-certified specialist neurologist, whose broad clinical experience in neurodegenerative disorders, including caring for patients with HD, will be exceptionally relevant to the HUNT1 program,” concluded Mr. Culley.

Upon closing of the transaction, Lineage paid approximately $4.7 million to NeuroAirmid investors, approximately half in cash and half in shares of Lineage common stock. A second payment of up to $5 million will be due to NeuroAirmid investors upon the first anniversary of the closing of the transaction, payable, in Lineage’s discretion, approximately half in cash and half in shares of Lineage common stock. NeuroAirmid investors will also be eligible to receive up to $48 million in additional developmental regulatory and clinical milestones, tied to continued HUNT1 program advancement, including upon achievement of clinical and regulatory milestones, and a minimum of a low seven-figure payment in the event of a possible future licensing transaction.

Lineage will assume responsibility for certain clinical development costs representing a portion of the CIRM award, estimated to be $3.1M through February 2030, and clinical development of the HUNT1 program following completion of the study, as well as for all future cell manufacturing, process development, scale up and optimization activities.

About the HUNT1 Program

HUNT1 is a pluripotent stem cell derived, clinical-stage neural cell therapy product candidate currently being evaluated in the REGEN4HD Phase 1b/2a clinical study for the treatment of Huntington’s Disease (HD) being conducted at UCI Health. HUNT1 has progressed into clinical development with the support of $16 million of translational funding from the California Institute for Regenerative Medicine (CIRM). UCI also recently received a CIRM clinical award of up to $12 million, supporting the ongoing REGEN4HD clinical study. The unique properties of HUNT1 cells following stereotactic intrastriatal administration has been extensively studied in vivo in multiple models of HD. These cells were shown to undergo differentiation into neurons including striatal neurons, while showing activity and connectivity with host neurons, measurable release of trophic factors that are critical for cellular health, a reduction of HD associated behaviors and pathologies, and the reversal of some transcriptional dysregulation that is commonly seen in HD. In addition, the preclinical efficacy of HUNT1 intrastriatal administration was robustly demonstrated in: (i) the expression of neuronal markers 8 months post-administration; (ii) the expression of Brain-Derived Neurotrophic Factor (BDNF) and the reduction mutant HTT accumulation; a favorable safety profile; and (iii) no adverse events 9-months post engraftment in pivotal GLP tumorgenicity and toxicity studies. The HUNT1 cells also demonstrated engraftment, survival and safety in Non-Human Primates (NHPs).

About the REGEN4HD Clinical Study

REGEN4HD (ClinicalTrials.gov: NCT07451613) is a currently enrolling Phase 1b/2a clinical study, evaluating the safety and tolerability of a single dose, one-time administration of HUNT1 (hNSC01) for the treatment of Huntington’s Disease. Up to 21 patients will be enrolled across 5 planned cohorts, which will evaluate various doses of hNSC01. Phase 1b of the REGEN4HD study will enroll up to 12 patients, across 4 cohorts (Cohorts A – D), at dose escalations of 2 million, 4 million, 8 million and 16 million cells. Phase 2a of the REGEN4HD study will enroll up to 9 patients (Cohort 2A), with a maximum tolerated dose to be determined from Phase 1b of the clinical study. The first 3 Cohort A patients will undergo unilateral administration of hNSC01, with an option to undergo a similar transplant following approval from the study’s Data Safety Monitoring Board (DSMB). The primary safety outcome measure is the number of participants with treatment-related adverse events. Safety is assessed 6 weeks following each surgery for Cohort A patients, and at 12 weeks following surgeries of each Cohort for Cohort B - D patients. Secondary outcome measures at 12 months following treatment include: change in Total Motor Score (TMS); changes in functional imaging and structural Magnetic Resonance Imaging (MRI); changes in cerebrospinal fluid neurofilament light chain (NfL), a biomarker associated with neuronal injury and neurodegeneration; changes in plasma neurofilament light chain (NfL); changes in proenkephalin (PENK) in CSF; changes in cognitive function measured using the Mini-Mental State Examination (MMSE) and Stroop Word Reading Test; changes in Total Functional Capacity (TFC); and changes in behavioral symptoms associated with Huntington’s disease, measured using the Problem Behaviors Assessment–short version. The REGEN4HD clinical study was made possible by funding from the California Institute for Regenerative Medicine (CIRM), a state of California Agency that funds regenerative medicine, stem cell, and gene therapy research. (Grant Number CLIN2-18595).

About Huntington’s Disease

Huntington’s disease (HD) is a rare, inherited and progressive neurodegenerative disorder caused by a mutation in the HTT gene. The disease results in the progressive dysfunction and loss of neurons, with particularly pronounced effects in the striatum, a region of the brain involved in movement, cognition and behavior. HD is characterized by progressive motor impairment, cognitive decline, and psychiatric and behavioral symptoms, which can ultimately result in significant loss of independence. Symptoms most commonly emerge during adulthood and progressively worsen over time. HD causes deterioration in a person’s physical, mental, and emotional abilities, usually during their prime working years, and currently has no cure. Most individuals start developing symptoms during adulthood, between the ages of 30 to 50, but HD can also occur in children and young adults (known as juvenile HD or JHD). Most persons with HD experience problems with thinking, behavior, and movements. Symptoms usually worsen over the course of 10 to 25 years and affect the ability to reason, walk, and talk. People with advanced HD need full-time care to help with their day-to-day activities, and they ultimately succumb to pneumonia, heart failure or other complications. The symptoms of HD are sometimes described as having ALS, Parkinson’s and Alzheimer’s – simultaneously. Approximately 41,000 people in the United States are symptomatic with HD, while more than 200,000 are estimated to be at risk of inheriting the disease. There is currently no disease modifying treatment or cure for HD, and available therapies are primarily focused on managing symptoms. For more information, please visit: The Huntington’s Disease Society of America.

About NeuroAirmid Therapeutics, Inc.

NeuroAirmid was founded to advance human neural stem cell technologies for the treatment of Huntington’s disease, a devastating neurological disease that strikes in the prime of life with no disease-modifying therapy currently available. NeuroAirmid’s human neural stem cell technology was developed at the University of California, Irvine. HUNT1 (hNSC01) has progressed into clinical development with the support of $16 million of translational funding from the California Institute for Regenerative Medicine (CIRM). UCI also recently received a CIRM clinical award of up to $12 million, supporting the ongoing REGEN4HD clinical study. For more information, please visit: www.neuroairmid.com.

About the California Institute for Regenerative Medicine (CIRM)

The California Institute for Regenerative Medicine (CIRM) is a funding agency established by Californians to accelerate regenerative medicine research to deliver treatments for patients with unmet medical needs. Established in 2004 through the passage of Proposition 71, CIRM was initially funded with $3 billion from the state of California to support ongoing research, and in 2020, was funded again with another $5.5 billion through Proposition 14 to continue the Agency’s important work. CIRM has provided billions in funding to support stem cell, genetic research, and development programs in its portfolio. Through the Agency’s research, infrastructure, and education programs, CIRM aims to transform the field of regenerative medicine, stimulate economic growth, and improve the lives of diverse communities throughout the state. For more information go to cirm.ca.gov.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), and associated development and manufacturing capabilities. From this proprietary AlloSCOPE platform, Lineage develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or substantially identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages, and in some instances may be designed to have additional beneficial properties. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) HUNT1, a pluripotent stem cell derived, neural cell therapy in Phase 1b/2a development for the treatment of Huntington’s Disease; (iii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iv) ReSonance® (ANP1), an auditory neuronal progenitor cell therapy in preclinical development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (v) COR1, a corneal endothelial disease cell therapy in preclinical development for the potential treatment of corneal endothelial disease; (vi) ILT1, an islet cell therapy focused on the issue of large-scale production of undifferentiated pluripotent cells, which if successful and applied to an islet cell differentiation protocol, could be evaluated for the production of islet cells to support a potential treatment of Type 1 Diabetes; (vii) PNC1, a photoreceptor neural cell therapy research initiative being evaluated for development for the potential treatment of vision loss due to photoreceptor dysfunction or damage; and (viii) RND1, a novel hypoimmune induced pluripotent stem cell line being evaluated for development under a gene editing partnership. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Lineage intends these statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, to the extent applicable. All statements, other than statements of historical facts, contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. The absence of these terms does not mean that a statement is not forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: the anticipated strategic, clinical, operational and financial benefits of the acquisition of NeuroAirmid and the addition of HUNT1 to Lineage’s pipeline, including the expected alignment with Lineage’s cell manufacturing, process development and scale-up capabilities; the potential of HUNT1 to provide protective factors to the brain, establish and stabilize neural networks, stabilize or alleviate Huntington’s disease, provide new neurons and improve patient function; Lineage’s plans to deploy resources to migrate the HUNT1 process onto the AlloSCOPE manufacturing platform and support its evolution into a commercially viable, scalable production system capable of supporting late-stage registrational trials; the planned enrollment, cohorts, dose escalation, dose selection, additional transplantation, assessments and follow-up in the REGEN4HD clinical study, and its potential to generate meaningful treatment signals; expectations regarding CIRM funding, the extent to which such funding will offset future development costs or provide the majority of the clinical costs for the REGEN4HD clinical study, and Lineage’s ability to advance HUNT1 without deviating meaningfully from its historical levels of investment; the anticipated contributions of Dr. Thompson and her team and Lineage’s internal clinical expertise to HUNT1 development; Lineage’s anticipated assumption of responsibility for HUNT1 clinical development following completion of REGEN4HD and for future cell manufacturing, process development, scale-up and optimization activities using AlloSCOPE. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that Lineage may not realize the anticipated acquisition benefits of NeuroAirmid or effectively allocate resources among its programs; that HUNT1 may not demonstrate safety, tolerability or efficacy in humans, and preclinical findings, early clinical observations, exploratory biomarkers or results in other diseases or with other product candidates may not predict HUNT1’s clinical outcomes, functional benefits, regulatory approval or commercial success; that neural stem cell transplantation may involve surgical, immune, tumorigenicity, graft survival, differentiation, connectivity or other safety and efficacy risks; that REGEN4HD study enrollment, retention, dose escalation, dose selection, additional transplantation, follow-up, data collection or study completion may be delayed, modified, suspended or terminated because of adverse events, patient availability, study site capacity, Data Safety Monitoring Board decisions, regulatory requirements or other factors within or outside Lineage’s control; that migration of HUNT1 to AlloSCOPE, technology transfer, process development, scale-up and optimization may encounter technical difficulties, contamination, variability, comparability or validation issues, require additional studies or regulatory review, or fail to produce sufficient quantities of consistent, potent product meeting current good manufacturing practice requirements at commercially feasible cost or scale; that disruptions affecting personnel, suppliers, clinical sites, collaborators, cell banks or manufacturing facilities, including geopolitical conflict affecting operations in Israel, may delay or impair development and manufacturing; that CIRM funding may be subject to conditions, milestones, restrictions, delays, reduction or termination, may not be available to cover the anticipated share of costs, and that actual acquisition, integration, manufacturing and development costs or payment obligations may exceed estimates; that the assumptions underlying anticipated spending levels and available financial resources may prove incorrect, and that Lineage may need additional capital that may not be available on acceptable terms or at all, potentially resulting in dilution, delays, reductions or discontinuation of programs; that reliance on UCI, CIRM, licensors, collaborators, clinical investigators and other third parties may expose Lineage to delays, disputes, loss of access to necessary rights or resources, or failures to perform; that regulatory requirements, changes in laws or regulatory policies, or additional requirements relating to cell therapies, clinical trials, manufacturing or reimbursement may delay, increase the cost of, or prevent development, approval or commercialization; that patents and other intellectual property rights may be challenged, invalidated, circumvented or insufficient to protect Lineage’s programs, and third-party rights may restrict their development or commercialization; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in its filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K filed with the SEC and its subsequent reports filed with SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

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